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                                               Exhibit 10

     AMENDMENT TO THE DIAL CORP 1992 STOCK INCENTIVE PLAN

                        ADOPTED BY THE
                     BOARD OF DIRECTORS OF
                         THE DIAL CORP
                         July 25, 1996


     The Dial Corp 1992 Stock Incentive Plan is amended as follows, effective as of August 15, 1996:

     1.   The reference on the cover page, and in Section
1(j), to "The Dial Corp" shall be replaced by "Viad Corp."

     2. Section 5(e) shall be replaced in its entirety as follows:

          Nontransferability of Stock Options. (i) No Stock Option shall be transferable by the optionee other than
     (1) by will or by the laws of descent and distribution or
     (2) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). All Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, it being understood that the terms "holder" and "op-tionee" include the guardian and legal representative of the optionee named in the option agreement and any person to whom a Stock Option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

        (ii) Notwithstanding Section 5(e)(i) above, the Com-mittee may grant Stock Options that are transferable, or amend outstanding Stock Options to make them transfer-able, by the optionee (any such Stock Option so granted or amended a "Transferable Option") to one or more members of the optionee's immediate family, to partnerships of which the only partners are members of the optionee's immediate family, or to trusts established by the optionee for the benefit of one or more members of the optionee's immediate family. For this purpose the term "immediate family" means the optionee's spouse, children or grandchildren. Consideration may not be paid for the transfer of a Transferable Option. A transferee described in this Section 5(e)(ii) shall be subject to all terms and conditions applicable to the Transferable Option prior to its transfer. The option agreement with respect to a Transferable Option shall set forth its transfer restrictions, such option agreement shall be approved by the Committee, and only Stock Options granted pursuant to a stock option agreement expressly permitting transfer pursuant to this Section 5(e)(ii) shall be so transferable.

     3. Section 13(a) shall be replaced in its entirety as follows:

          "(a) Each director of the Company who is not other-wise an employee of the Company or any of its subsid-iaries or Affiliates, shall (1) on the later of (a) August 15, 1996 and (b) the date of his or her first election as a director of the Company (such initial grant being an "Initial Grant"), and (2) on August 15, 1996 and thereafter annually on the third Thursday of August, during such director's term (the "Annual Grant"), automatically be granted Non-Qualified Stock Options to purchase Common Stock having an exercise price per share of Common Stock equal to 100% of the Fair Market Value per share of Common Stock at the date of grant of such Non-Qualified Stock Option. The number of shares subject to each such Initial Grant, and each such Annual Grant, shall be equal to the annual retainer fee in effect at the date of grant for nonemployee directors of the Com-pany divided by an amount equal to one-third (1/3) of the Fair Market Value of the Common Stock at the date of grant, rounded to the nearest 100 shares. A non-employee director who is first elected as a director of the Company during the course of a year (i.e., on a date other than the date of the Annual Grant) will, in addition to the Initial Grant, receive upon election a grant of Non-Qualified Stock Options prorated to reflect the number of months served in the initial year of service, with the number of shares of Common Stock subject to such Stock Option being equal to (1) the number of shares subject to the Initial Grant multiplied by (2) a fraction the numerator of which shall be the number of months from the date of such election through the date of the next Annual Grant and the denominator of which shall be twelve (12)."

     4.   Sections 13(c) and (d) shall be deleted and Section
13(e) shall be relabelled 13(c) and shall be restated in its entirety to read as follows:

          (c) Except as expressly provided in this Section 13, any Stock Option granted hereunder will be subject to the terms and conditions of the Plan as if the grant were made pursuant to Section 5 hereof including, without limitation, the rights set forth in Section 5(j) hereof.